PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
NO.POR1179477

EFFECTIVE: JANUARY 1, 2015

between

UNITED PROPERTY & CASUALTY INSURANCE COMPANY

St. Petersburg, Florida

and

SWISS REINSURANCE AMERICA CORPORATION

Armonk, New York

PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT
NO. POR1179477

PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
NO. POR1179477
(hereinafter referred to as the "Agreement")

between

UNITED PROPERTY & CASUALTY INSURANCE COMPANY

St. Petersburg, Florida

(hereinafter referred to as the "Company")

and

SWISS REINSURANCE AMERICA CORPORATION
Armonk, New York

(hereinafter referred to as the "Reinsurer")

ARTICLE I - BUSINESS COVERED

A.
The Reinsurer shall indemnify the Company on an excess of loss basis in respect of the Company's Ultimate Net Loss paid by the Company as a result of losses occurring during the term of this Agreement, for Policies in force as of January 1, 2015, and new and renewal Policies becoming effective on or after said date, subject to the terms and conditions contained herein.

B.
This Agreement is solely between the Company and the Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Reinsurer in favor of any person or entity not a party hereto.

C.	The performance of obligations by both parties under this Agreement shall be in accordance with a fiduciary standard of good faith and fair dealing.

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D.
Under this Agreement, the indemnity for reinsured loss applies to those Policies issued by the Company with respect to the following Lines of Business as classified in the Company's Annual Statement, subject to the exclusions set forth in Article VII- Exclusions.

NAIC
CODE: LINES OF BUSINESS:

01 Fire
02 Allied Lines
09 Inland Marine
04 Homeowners (Section I only)
05 Commercial Multiple Peril (Section I only)
25 Plate Glass
26 Burglary and Theft

ARTICLE II - EFFECTIVE DATE AND TERMINATION

A.	This Agreement shall apply to losses occurring within the period commencing 12:01 a.m., Eastern Standard Time, January 1, 2015, and ending 12:01 a.m., Eastern Standard Time, January 1, 2016.

B.
Upon termination of this Agreement, the Reinsurer shall be liable for losses occurring prior to the date of termination; however, the Reinsurer shall have no liability for losses occurring on or after the termination date of this Agreement.

C.
If this Agreement shall terminate while a Loss Occurrence covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, the Reinsurer shall indemnify the Company as if the entire Loss Occurrence had occurred during the time this Agreement is in force provided such Loss Occurrence covered hereunder started before the date of termination.

ARTICLE III - TERRITORY

This Agreement applies to risks located in the United States of America, its territories and possessions, except that with respect to Inland Marine and Multiple Peril Policies covered hereunder, the territorial limits of this Agreement shall be those of the original Policies when such Policies are written to cover risks primarily located in the United States of America and its territories and possessions.

ARTICLE IV - LIMIT AND RETENTION

A.	The limits and retentions provided under this Agreement are as follows:

The Reinsurer shall be liable for the amount of the Company's Ultimate Net Loss in any one Loss Occurrence in excess of $3,000,000, but the Reinsurer shall never be liable for more than $ 22,000,000 in any one Loss Occurrence.

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B.	It is understood that Commercial business covered hereunder shall not exceed $1,000,000 any one risk, or so deemed.

C.	It is warranted by the Company that the reinsurance provided under this Agreement shall attach only when two or more Risks are involved in the same Loss Occurrence.

ARTICLE V - REINSTATEMENT

A.
Each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon.

B.
For each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the annual premium hereon, being pro rata only as to the fraction of the limit of liability of this Agreement (i.e., the fraction of $22,000,000) so reinstated and 100% as to the term.

C.
Nevertheless, the Reinsurer's liability hereunder shall never exceed $22,000,000 in respect of any one Loss Occurrence and shall be further limited in all during the term of this Agreement to $44,000,000.

ARTICLE VI - DEFINITIONS

A.	DECLARATORY JUDGMENT EXPENSES

"Declaratory Judgment Expenses" shall mean all legal expenses, incurred in the representation of the Company in litigation brought to determine the Company's defense and/or indemnification obligations, that are allocable to any specific claim or loss applicable to Policies subject to this Agreement. In addition, the Company shall promptly notify the Reinsurer of any Declaratory Judgment Expenses subject to this Agreement.

B.	EXTRA CONTRACTUAL OBLIGATIONS

1.
EXTRACONTRACTUAL OBLIGATIONS are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

2.	The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

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3.
However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

4.
Recoveries, collectibles or retention from any other form of insurance or reinsurance, including deductibles or self-insured retention which protect the Company against Extra Contractual Obligations, shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations, to the extent they are collected by the Company, for purposes of determining the loss hereunder.

5.
If any provision of this paragraph B. shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this paragraph or the enforceability of such provision in any other jurisdiction.

C.	LOSS ADJUSTMENT EXPENSES

"Loss Adjustment Expenses" shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, regardless of how such costs and expenses are allocated for statutory reporting purposes, including but not limited to court costs and costs of supersedeas and appeal bonds, and including but not limited to 1. pre-judgment interest, unless included as part of the award or judgment; 2. post-judgment interest; 3. Declaratory Judgment Expenses; 4. monitoring counsel expenses; and 5.a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include salaries and expenses of employees, other than (e) above, and office and other overhead expenses.

D.	LOSS IN EXCESS OF POLICY LIMITS

1.
"Loss in Excess of Policy Limits" is defined as loss in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

2.
However, this paragraph D. shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

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3.	For the purposes of this paragraph D., the word "loss" shall mean any amounts which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

4.
With respect to coverage provided under this paragraph D., recoveries from any insurance or reinsurance other than this Agreement, shall be deducted to arrive at the amount of the Company's Ultimate Net Loss.

E.	LOSS OCCURRENCE

1.
The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or states contiguous thereto and to one another. However, the duration and extent of any one Loss Occurrence shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

a.
As regards windstorm, not otherwise excluded, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 120 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

b.
As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company, occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

c.
As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's Loss Occurrence.

d.
As regards Freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's Loss Occurrence.

e.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs b. and c. above),

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which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which commence during any period of 168 consecutive hours within a 150-mile radius of any one fixed point selected by the Company may be included in the Company's "Loss Occurrence." However, an individual loss subject to this subparagraph cannot be included in more than one "Loss Occurrence."

f.
As regards Terrorism, as defined in and not otherwise excluded by the Terrorism Exclusion Clause - Property Treaty Reinsurance - NMA2930c attached hereto, all individual losses sustained by the Company occurring during any period of 96 consecutive hours arising out of and directly occasioned by the same event. Should such an event of Terrorism give rise to other perils which, in an unbroken chain of causation, have occasioned the losses, the cause of the losses is understood to be that event of Terrorism.

2.
For all Loss Occurrences the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for those Loss Occurrences referred to in a. above, where only one such period of 120 consecutive hours shall apply with respect to one event, and b. and f. above, where only one such period of 96 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

3.	No individual losses occasioned by an event that would be covered by:

a.	a 120 hours clause may be included in any Loss Occurrence claimed under the 96 or 168 hours provision

b.	a 96 hours clause may be included in any Loss Occurrence claimed under the 120 or 168 hours provision

c.	a 168 hours clause may be included in any Loss Occurrence claimed under the 120 or 96 hours provision

F.	NET PREMIUMS WRITTEN

The term Net Premiums Written shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the reinsurer.

G.	POLICIES

The term "Policies" shall mean each of the Company's binders, policies and contracts of insurance on the business covered hereunder.

H.	RISK

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The Company shall be the sole judge of what constitutes one Risk.

I.	SUBJECT EARNED PREMIUM

"Subject Earned Premium" as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on an actual daily basis or in accordance with the Company's methodology, as agreed.

J.	ULTIMATE NET LOSS

1.
The term "Ultimate Net Loss" shall mean the actual sum paid or payable by the Company in settlement of losses or liability after making deductions for all recoveries, including subrogation, salvages, and claims upon other reinsurances, whether collectible or not, which inure to the benefit of the Reinsurer under this Agreement, and shall include Loss Adjustment Expenses incurred by the Company; provided, however, that in the event of the insolvency of the Company, Ultimate Net Loss shall mean the amount of loss and Loss Adjustment Expenses for which the Company is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, conservator or statutory successor of the Company in accordance with the provisions of Article XVIII Insolvency of this Agreement.

2.
The term "Ultimate Net Loss" shall include 90% of Loss In Excess of Policy Limits and 90% of Extra Contractual Obligations, as defined herein, but only as respects business covered under this Agreement.

3.
All recoveries, salvages or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments to the loss settlement shall be made by the parties hereto.

4.	Nothing in this paragraph J. shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.

ARTICLE VII - EXCLUSIONS

THIS AGREEMENT DOES NOT COVER:

A.	THE FOLLOWING GENERAL CATEGORIES

1.	All Lines of Business not specifically listed in Article I - Business Covered.

2.	Policies issued with a deductible of $100,000 or more; provided this exclusion shall not apply to Policies which customarily provide a percentage deductible on the perils of earthquake or windstorm.

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3.	Reinsurance assumed.

4.	Ex-gratia Payments.

5.
Loss or damage occasioned by war, invasion, revolution, bombardment, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law, or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of Policy containing a standard war exclusion clause.

6.	Insolvency Funds as per the attached Insolvency Funds Exclusion Clause, which is made part of this Agreement.

7.	Pool, Syndicate and Association business as per the attached Pools, Associations and Syndicates Exclusion Clause, which is made part of this Agreement.

8.	Risks where the Total Insured Value, per risk, exceeds the figure specified as per the attached Total Insured Value Exclusion Clause, which is made part of this Agreement.

9.
Loss resulting from damage to overhead transmission and distribution lines, including supporting structures and anything attached thereto, of any public or private utility company, cable television or telecommunication company of any kind. This exclusion shall not apply to such overhead transmission and distribution lines, including supporting structures and anything attached thereto located on the premises of any policyholder or within 1,000 feet thereof. Nor shall this exclusion apply to utility service interruption or contingent business interruption losses for any policyholder, unless such policyholder is a public or private utility company, cable television or telecommunication company of any kind.

10.
Any statutory or regulatory fine or penalty imposed upon the Company on account of any unfair trade or claim practice, or for any other practice, action or inaction (actual or alleged), associated with, related to, or arising from the Company’s handling of any claim or business covered hereunder.

B.	THE FOLLOWING CLASSES OF BUSINESS AND TYPES OF RISKS

1.	Mortgage Impairment.

2.	Growing and/or standing crops.

3.	Mortality and Health covering birds, animals or fish.

4.	All onshore and offshore gas and oil drilling rigs.

5.	Petrochemical operations engaged in the production, refining or upgrading of petroleum or petroleum derivatives or natural gas.

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6.	Satellites.

7.	All railroad business.

8.	As respects Inland Marine business:

a.	Registered Mail and Armored Car Policies.

b.	Jeweler's Block Policies.

c.	Furrier's Customers Policies.

d.	Rolling Stock.

e.	Parcel Post when written to cover banks and financial institutions.

f.	Commercial Negative Film Insurance.

g.	Garment Contractors Policies.

h.	Mining Equipment while underground.

i.	Radio and Television Broadcasting Towers.

j.	Motor Truck Cargo Insurance written for common carriers operating beyond a radius of 200 miles.

C.	THE FOLLOWING PERILS

1.	Flood and/or Earthquake when written on a stand alone basis.

2.	Difference in Conditions, however styled.

3.	Pollution and Seepage as per the attached Pollution and Seepage Exclusion Clause, which is made part of this Agreement.

4.	Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:

a.	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.

b.	Nuclear Incident Exclusion Clause - Reinsurance - No. 4.

5. a.
Loss, damage or expense of whatsoever nature caused directly or indirectly by any of the following, regardless of any other cause or event contributing concurrently or in any other sequence to the loss: nuclear reaction or radiation, or radioactive contamination, however caused.

b.
However, if nuclear reaction or radiation, or radioactive contamination results in fire it is specifically agreed herewith that this Agreement will pay for such fire loss or damage subject to all of the terms, conditions and limitations of this Agreement.

c.
This exclusion shall not apply to loss, damage or expense originating from and occurring at risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

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6.	Terrorism, in accordance with the Terrorism Exclusion Clause - Property Treaty Reinsurance - NMA2930c attached to and forming part of this Agreement.

7.
Loss, damage or expense of whatsoever nature arising directly or indirectly from fungi, bacteria, including mold or mildew, and/or any mycotoxins, spores, scents or byproducts produced or released by fungi, regardless of any other cause, event, material, product and/or building component that contributed concurrently or in any sequence to that injury or damage. Such loss is excluded regardless of any other cause or event contributing concurrently or in any sequence to the loss.

8.
Named Windstorms. The term "Named Windstorm" shall mean a storm and all other atmospheric perils arising out of such storm that is identified and named as a Tropical Storm or Hurricane by the NHC. The duration of such Named Windstorm shall be deemed to be:

a.	Beginning at the time a Named Windstorm warning is issued by the NHC for any part of each state in which the Company writes the business reinsured hereunder;

b.	Continuing for the time period which the Named Windstorm conditions exist anywhere in such state; and

c.	Ending 72 hours following termination of the last Named Windstorm warning by NHC for any part of such state.

"NHC" means the National Hurricane Center of the National Weather Service, operated by the National Oceanographic and Atmospheric Administration of the United States Government.

ARTICLE VIII - SPECIAL ACCEPTANCE

Risks which are beyond the terms, conditions or limitations of this Agreement may be submitted to the Reinsurer for special acceptance hereunder; and such risks, if accepted in writing by the Reinsurer, shall be subject to all of the terms, conditions and limitations of this Agreement, except as modified by the special acceptance. Premiums and losses derived from any special acceptance shall be included with other data for rating purposes under this Agreement.

ARTICLE IX - REINSURANCE PREMIUM

A.
The Company shall pay to the Reinsurer a premium for the reinsurance provided hereunder at the rate set forth in Paragraph B. below. Such rate shall be applied to the Company's Subject Earned Premium for the term of this Agreement.

B.
A deposit premium shall be payable by the Company to the Reinsurer in four equal installments each due January 1, 2015, April 1, 2015, July 1, 2015 and October 1, 2015. As promptly as possible after the termination of this Agreement, the Company shall render a

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statement to the Reinsurer showing the actual reinsurance premium due hereunder. If such premium calculation differs from the deposit previously paid, the debtor party shall pay the outstanding balance as soon as practicable. However, in no event shall the adjusted premium be less than the minimum premium set forth below.

Rate	Quarterly Premium	Minimum Premium	Deposit Premium
.4049%	$514,250	$1,645,600	$2,057,000

C.	In respect of Paragraph B. above:

1.	All statements shall be sent to the Reinsurer at:

a.	E-Mail/Word, Excel, PDF, or TIF Formats, or other scanned documents:

TAPCAM_DirectArmonk@swissre.com, or

b.	Standard Mail:

Swiss Reinsurance America Corporation
Technical Accounting Department
175 King Street
Armonk, NY 10504

2.	All checks and supporting documentation shall be sent to the Reinsurer through one of the options set forth below and shall identify the applicable Reinsurer Agreement Number(s):

a.	WIRE TRANSFER

(i)	All wires shall be sent to:

The Bank of New York
1 Wall Street
New York, NY 10286
Account Name: Swiss Reinsurance America Corporation
Account Number: 8900489197
ABA Number: 021000018
SWIFT: IRVTUS3N

(ii)	All supporting documentation shall be sent to:

(a)	E-Mail/Word, Excel, PDF, or TIF Formats, or other scanned documents:

TAPCAM_DirectArmonk@swissre.com

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(b)	Swiss Reinsurance America Corporation
Technical Accounting Department
175 King Street
Armonk, NY 10504

b.	COURIER OR OVERNIGHT CARRIER

Both checks and supporting documentation shall be sent to:

Swiss Reinsurance America Corporation C/O BONY Mellon
500 Ross Street - 154-0455
Pittsburgh, PA 15262
Attn: Wholesale Lockbox
Re: Lockbox 392052

c.	LOCK BOX

Both checks and supporting documentation shall be sent to:

Swiss Re America
P.O. Box 392052
Pittsburgh, PA 15251-9052

ARTICLE X - CLAIMS

A.
The Company shall promptly notify the Reinsurer of each Loss Occurrence which, in the opinion of the Company, may involve the reinsurance provided hereunder and of all subsequent developments relating thereto, stating the amount claimed and estimate of the Company's Ultimate Net Loss and Loss Adjustment Expenses, by Line of Business.

B.	The Company shall have the responsibility to investigate, defend or negotiate settlements of all claims and lawsuits related to Policies written by the Company and reinsured under this Agreement.

ARTICLE XI - LATE PAYMENTS

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Agreement.

B.
In the event any premium, loss or other payment due either party is not received by that party by the payment due date, the party to whom payment is due may, by notifying the debtor party in writing, require it to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

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1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the one-month LIBOR on the first business day of the month for which the calculation is made, plus 1%; times

3. The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.
As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Agreement. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of receipt by the Reinsurer of the initial billing for each such payment.

2.
Any claim or loss payment due the Company hereunder shall be deemed due 15 business days after the proof of loss or demand for payment is received by the Reinsurer. If such loss or claim payment is not received within the 15 business days, interest will accrue on the payment or amount overdue in accordance with paragraph B of this Article, from the date the proof of loss or demand for payment was received by the Reinsurer. Notwithstanding the foregoing, if the Reinsurer finds the information contained in the Company's demand for payment is insufficient or not in accordance with the conditions of this Agreement, then it may request from the Company, on or before the due date set forth in this subparagraph 2, all additional information necessary to validate its claim. In such case, the payment due date set forth in this paragraph shall be deemed to be 15 business days after the Reinsurer has received the requested additional information.

2.
As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph, the due date shall be as provided for in the applicable section of this Agreement. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days following receipt by the debtor party of written notification that the provisions of this Article have been invoked.

D.	For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the party to which such debt is owed.

E.
Nothing herein shall be construed as limiting or prohibiting the Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any dispute resolution proceeding in accordance with the provisions of this agreement. If the debtor party prevails

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in such proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceeding. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

ARTICLE XII - SALVAGE AND SUBROGATION

A.
In the event of the payment of any indemnity by the Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the Company against any person or entity legally responsible for damages of the loss. The Company agrees to enforce such rights; but, in case the Company refuses or neglects to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or their policyholders or otherwise to enforce such rights.

B.
From any amount recovered by subrogation, salvage or other means, there shall first be deducted the expenses incurred in effecting the recovery. The balance shall then be used to reimburse the excess carriers in the inverse order to that in which their respective liabilities attached, before being used to reimburse the Company for its primary loss.

ARTICLE XIII - ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.

ARTICLE XIV - TAXES

The Company shall be liable for all taxes on premiums paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer, and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay to any local, state or federal taxing authority.

ARTICLE XV - FOREIGN ACCOUNT TAX COMPLIANCE ACT

A.
On or before the later of (i) the date upon which withholding agents generally are required to begin withholding payments under the foreign account tax compliance provisions of the Hiring Incentives to Restore Employment Act of 2010, including any related regulations of the Internal Revenue Service ("FATCA"), or (ii) five (5) business days prior to the first premium cession due date hereunder, the Reinsurer shall provide to the Company the FATCA required documentation (including a valid W-8BENE, W-9 or such other documentation approved for

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use by the United States Internal Revenue Service) confirming that the Reinsurer is not subject to any withholding pursuant to FATCA.

B.
If the Reinsurer fails to provide the Company with such FATCA-required documentation in accordance with Paragraph A., above, the Company shall withhold from such Reinsurer 30% of the reinsurance premium otherwise due such Reinsurer with respect to United States risks for payment to the United States Internal Revenue Service in accordance with FATCA. The remaining reinsurance premium shall be ceded to the Reinsurer.

C.
In the event of any return of premium becoming due hereunder, the Reinsurer will deduct the applicable percentage from the return premium payable hereon, and cooperate with the reasonable requests of the Company to pursue recovery of such withholding from the United States Government.

ARTICLE XVI - OFFSET

Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance or balances due the other (or, if more than one, any other). Such offset may include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the parties regardless of whether such balances arise from premiums, losses or otherwise, and regardless of capacity of any party, whether as assuming insurer and/or ceding insurer, under the various agreements involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.

ARTICLE XVII - DISPUTE RESOLUTION

Part I - Choice Of Law And Forum

Any dispute arising under this Agreement shall be resolved in the State of Florida, and the laws of the State of Florida shall govern the interpretation and application of this Agreement.

Part II - Mediation

If a dispute between the Company and the Reinsurer, arising out of the provisions of this Agreement or concerning its interpretation or validity and whether arising before or after termination of this Agreement has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration.

Part III - Arbitration

A.
Resolution of Disputes - Any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

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B.
Composition of Panel - Unless the parties agree upon a single arbitrator within 15 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof.

C.
Appointment of Arbitrators - The members of the arbitration panel shall be chosen from disinterested persons with at least 10 years experience in the insurance and reinsurance business. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof by certified mail or by a courier service producing evidence of receipt by the receiving party, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail or by a courier service producing evidence of receipt by the receiving party. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

D.
Failure of Party to Appoint an Arbitrator - If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, the claimant's arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant's arbitrator, choose an umpire as provided in Paragraph C. of Part III of this Article.

E.
Submission of Dispute to Panel - Within 30 days after the notice of appointment of all arbitrators, the panel shall meet, and determine a timely period for discovery, discovery procedures and schedules for hearings.

F.
Procedure Governing Arbitration - All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

G.
Arbitration Award - The arbitration panel shall render its decision within 60 days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding. In no event, however, will the panel be authorized to award punitive, exemplary or consequential damages of whatsoever nature in connection with any arbitration proceeding concerning this Agreement.

H.
Cost of Arbitration - Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

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ARTICLE XVIII - INSOLVENCY

A.
In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law or as otherwise provided under applicable law, statute or regulation.

B.
The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.
In addition to the offset provisions set forth in Article XVI Offset, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any claims then in existence and held by the other party may be offset against it.

D.
Nothing contained in this Article is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.

ARTICLE XIX - CONFIDENTIALITY

A.
The Reinsurer hereby acknowledges that the terms and conditions of this Contract, documents, information and data provided to it by the Company, whether directly or through an authorized agent, during the course of negotiation, administration, and performance of this Contract (hereinafter referred to as confidential information) are proprietary and confidential to the Company. Confidential information shall not include documents, information or data that the Reinsurer can show:

1.	Are publicly available or have become publicly available through no unauthorized act of the Reinsurer;

2.	Have been rightfully received from a third person without obligation of confidentiality; or

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3.	Were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any confidential information to any third parties, including any affiliated companies, except:

1.	When required by retrocessionaires subject to the business ceded to this Contract;

2.	When required by regulators performing an audit of the Reinsurer’s records and/or financial condition;

3.	When required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

4.	When required by courts or arbitrators in connection with an actual or potential dispute hereunder.

5.	When required by legal counsel or third party service providers engaged to provide services for the Reinsurer and subject to a confidentiality agreement no less restrictive than this article.

Further, the Reinsurer agrees not to use any confidential information for any purpose not related to its internal reinsurance operations, the performance of its obligations or enforcement of its rights under this Contract.

C.
Notwithstanding the above, in the event the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the confidential information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors, shareholders and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE XX - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery and that the Reinsurer is not prejudiced thereby.

ARTICLE XXI- INTERNATIONAL TRADE CONTROLS

In no event shall the reinsurer be deemed to provide cover nor shall the reinsurer be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose the reinsurer to any sanction, prohibition

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or restriction under united nations resolutions or the trade or economic sanctions, laws or regulations of any jurisdiction applicable to the reinsurer.

ARTICLE XXII - ENTIRE AGREEMENT

A.
This Agreement and any related special acceptance(s), shall constitute the entire agreement between the parties hereto with respect to the business reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

B.	Any change to or modification of this Agreement shall be null and void unless made by an addendum signed by both parties.

ARTICLE XXIII - LIABILITY OF THE REINSURER

A.
The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all of the general and specific stipulations, clauses, waivers, interpretations and modifications of the Company’s Policies and any endorsements thereto. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Agreement.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the reinsurer in favor of any third party or any persons not parties to this Agreement.

ARTICLE XXIV - NET RETAINED LINES

A.
This Agreement applies only to that portion of any Policy which the Company retains net for its own account (prior to deduction of any reinsurance which inures solely to the benefit of the Company), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

B.
The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE XXV- AMENDMENTS

This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the following dates:

UNITED PROPERTY & CASUALTY INSURANCE COMPANY

___________________________________     ______________________________________
Signature                         Signature

___________________________________     ______________________________________
Print Name                         Print Name

Title:_______________________________     Title:__________________________________

Date:_______________________________     Date:__________________________________

SWISS REINSURANCE AMERICA CORPORATION

Digitally signed by                     Digitally signed by
Andrew Robertson                     matt_junge@swssre.com
Date: 2015.01.20                    Date: 2015.01.16
09:15:13 - 05'00'                    15:53:22 - 06'00'

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SUPPLEMENT TO THE ATTACHMENTS

DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS

A.
Wherever the term "Company" or "Reinsured" or "Reassured" or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.

B.
Wherever the term "Agreement" or "Contract" or "Policy" or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.

C.
Wherever the term "Reinsurer" or "Reinsurers" or "Underwriters" or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.

________________________________________________________________________________________________________________________________________________________

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INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

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POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

SECTION A

Excluding:

(a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968, for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This Exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B

It is agreed that business, written by the Company for the same perils, which is known at the time to be insured by or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance is excluded hereunder:

Industrial Risk Insurers (successor to Factory Insurance Association and Oil Insurance Association); Associated Factory Mutuals.

Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs.

United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters.

SECTION B does not apply:

(a) Where the Total Insured Value over all interests of the risk in question is less than $350,000,000.

(b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above.

(d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.

SECTION C

NEVERTHELESS the Reinsurer specifically agrees that Liability accruing to the Company from its participation in:

(a) The following so-called "Coastal Pools":

ALABAMA INSURANCE UNDERWRITING ASSOCIATION
FLORIDA WINDSTORM UNDERWRITING ASSOCIATION
LOUISIANA INSURANCE UNDERWRITING ASSOCIATION
MISSISSIPPI WINDSTORM INSURANCE UNDERWRITING ASSOCIATION
NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION
SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION
TEXAS CATASTROPHE PROPERTY INSURANCE ASSOCIATION

and

(b) All "Fair Plan" and "Rural Risk Plan" Business

for all perils otherwise protected hereunder will not be excluded, except however, that this reinsurance does not include any increase in such liability resulting from:

(1) The inability for any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability.

(2) Any Claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Funds Exclusion Clause incorporated in this agreement).

TOTAL INSURED VALUE EXCLUSION CLAUSE

It is the mutual intention of the parties to exclude risks, other than Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (except Railroad schedules) and Builders Risk on the above classes, where at the time of the cession, the Total Insured Value over all interests exceeds $350,000,000. However, the Company shall be protected hereunder, subject to the other terms and conditions of this Agreement, if subsequently to cession being made the Company becomes acquainted with the true facts of the case and discovers that the mutual intention has been inadvertently breached, the Company shall at the first opportunity, and certainly by next anniversary of the original policy, exclude the risk in question.

It is agreed that this mutual intention does not apply to Contingent Business Interruption or to interest traditionally underwritten as Inland Marine or to Stock and/or Contents written on a blanket basis except where the Company is aware that the Total Insured Value of $350,000,000 is already exceeded for buildings, machinery, equipment and direct use and occupancy at the key location.

It is understood and agreed that this Clause shall not apply hereunder where the Company writes 100% of the risk.

Notwithstanding anything contained herein to the contrary, it is the mutual intention of the parties in respect of bridges and tunnels to exclude such risks where the Total Insured Value over all interests exceeds $350,000,000.

POLLUTION AND SEEPAGE EXCLUSION CLAUSE

This Reinsurance does not apply to:

1.	Pollution, seepage, contamination or environmental impairment (hereinafter collectively referred to as "pollution") insurances, however styled;

2.	Loss or damage caused directly or indirectly by pollution, unless said loss or damage follows as a result of a loss caused directly by a peril covered hereunder;

3.	Expenses resulting from any governmental direction or request that material present in or part of or utilized on an insured's property be removed or modified, except as provided in 5. below;

4.	Expenses incurred in testing for and/or monitoring pollutants;

5.
Expenses incurred in removing debris, unless (A) the debris results from a loss caused directly by a peril covered hereunder, and (B) the debris to be removed is itself covered hereunder, and (C) the debris is on the insured's premises, subject, however, to a limit of $5,000 plus 25% of (i) the property damage loss, any risk, any one location, any one original insured, and (ii) any deductible applicable to the loss;

6.
Expenses incurred to extract pollutants from land or water at the insured's premises unless (A) the release, discharge, or dispersal of pollutants results from a loss caused directly by a peril covered hereunder, and (B) such expenses shall not exceed $10,000;

7.
Loss of income due to any increased period of time required to resume operations resulting from enforcement of any law regulating the prevention, control, repair, clean-up or restoration of environmental damage;

8.	Claims under 5. and/or 6. above, unless notice thereof is given to the Company by the insured within 180 days after the date of the loss occurrence to which such claims relate.

"Pollutants" means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

Where no pollution exclusion has been accepted or approved by an insurance regulatory authority for use in a policy that is subject to this Agreement or where a pollution exclusion that has been used in a policy is overturned, either in whole or in part, by a court having jurisdiction, there shall be no recovery for pollution under this Agreement unless said pollution loss or damage follows as a result of a loss caused directly by a peril covered hereunder.

Nothing herein shall be deemed to extend the coverage afforded by this reinsurance to property or perils specifically excluded or not covered under the terms and conditions of the original policy involved.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

N.M.A. 1119

1.
This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.
Without in any way restricting the operation of paragraph 1. of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

III.
Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph 2. III. above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.
Without in any way restricting the operation of paragraphs 1. and 2. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:

(a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st January, 1960, this sub-paragraph (b) shall only apply provided the said

N.M.A. 1119                        -1-

radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.
Without in any way restricting the operation of paragraphs 1., 2. and 3. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term "special nuclear material" shall have the meaning given to it by the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a) substantial quantities, and

(b) the extent of installation, plant or site.

NOTE: - Without in any way restricting the operation of paragraph 1. hereof, it is understood and agreed that

(a) all policies issued by the Reassured on or before 31st December, 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

(b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December, 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

N.M.A. 1119                        -2-

NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4

1.
This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.
Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, - Liability, - Physical Damage, - Boiler and Machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

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TERRORISM
EXCLUSION

(Property Treaty
Reinsurance)

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)     involves violence against one or more persons; or
(ii)     involves damage to property; or
(iii)    endangers life other than that of the person committing the action; or
(iv)     creates a risk to health or safety of the public or a section of the public; or
(v)     is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

NMA 2930c
22/11/02

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